UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 21, 2006, Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), entered into a Second Amended and Restated Employment Agreement effective as of October 31, 2006, with Daniel R. Lee, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Employment Agreement”). The Employment Agreement amended and restated the prior employment agreement between the Company and Mr. Lee for the primary purpose of amending the termination provisions, including the vesting of options and the availability of other benefits upon termination.

Mr. Lee’s salary and bonus remain unchanged from the prior employment agreement. Mr. Lee’s annual base salary under the Employment Agreement remained at the rate of not less than $875,000, subject to increases from time to time in the sole discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Lee is also entitled to earn bonuses with respect to each year of the term up to 150% of his annual salary with a targeted bonus of 75% of his annual salary based upon meeting performance targets with respect to the Company’s earnings, before interest, taxes, depreciation and amortization that shall be established by the Compensation Committee in consultation with Mr. Lee. The parties contemplate that the setting of the targets and goals and the payment of bonuses will be done in such a manner as to qualify such bonuses as “performance based” compensation under Section 162(m) of the Internal Revenue Code. Mr. Lee may also receive special bonuses in addition to his annual bonus eligibility at the discretion of the Board.

The provisions of the Employment Agreement relating to the May 2005 grant to Mr. Lee of an option to purchase 600,000 shares of the Company’s common stock remain unchanged. Such stock option, which consists in part of a incentive stock option and a non-qualified stock option, vests in five equal annual installments beginning on May 3, 2006 and is subject to accelerated vesting in certain circumstances. In addition, before the May 1, 2008 renewal date and at appropriate times thereafter (no less frequently then within forty (40) months of the prior review), the Compensation Committee will review Mr. Lee’s long-term compensation and, in consultation with Mr. Lee, shall consider granting additional stock options and/or other long term incentive compensation to Mr. Lee.

The Employment Agreement provides for an initial term ending April 30, 2008 and will automatically renew for successive one-year periods thereafter unless notice of non-renewal is provided in writing by either party at least ninety (90) days before the end of the then-current term. If Mr. Lee’s employment is terminated due to death or disability, or terminated by the Company without cause or by Mr. Lee for “good reason” (as defined in the Employment Agreement) more than 6 months prior to a “change of control” (as defined in the Employment Agreement) or after 24 months following a “change of control” (a “Non-Change of Control Termination”), Mr. Lee is entitled to certain payments including not less than (a) the balance of the term (but in any event no less than 150%) times the sum of his salary then in effect and a targeted bonus amount (equal to the greater of (i) Mr. Lee’s bonus in the year prior to termination or (ii) the average of the annual bonuses paid to Mr. Lee for the past three consecutive years (including all deferred amounts)), (b) a pro rata share of the annual bonus for the year of termination, (c) accelerated vesting of certain of Mr. Lee’s outstanding stock options and (d) continuation of health benefits coverage for Mr. Lee and his dependents and disability insurance coverage for Mr. Lee for specified periods following termination (generally, five years in the case of death or disability and the balance of the term but in no event less than 1-1/2 years following termination in other cases). In the case of death or disability, such payments are made in a lump sum.

If Mr. Lee’s employment is terminated by the Company without cause or he terminates for “good reason” on or within 6 months prior to or 24 months following a “change of control” (a “Change-of-Control Termination”) then, among other things, Mr. Lee is entitled to (a) receive an amount equal to two and one-half (2 1/2) times his base salary plus two and one-half (2 1/2) times the largest annual bonus (including all deferred amounts) paid to him during the three years preceding the “change of control,” (b) a pro rated bonus for the year of termination based on the targeted bonus for such year, (c) accelerated vesting of all outstanding stock options and (d) continuation of health benefits coverage for Mr. Lee and his dependents and disability insurance coverage for Mr. Lee for specified periods following termination (generally, five years). All amounts payable under this severance benefit shall be paid in a lump sum within 30 days of termination. If any such payment would subject Mr. Lee to an excise tax under Section 4999 of the Internal Revenue Code, he will be entitled to receive an additional tax gross-up payment from the Company.

Certain non-competition, no-hire-away, and non-solicitation covenants apply to Mr. Lee for specified periods following the termination of his employment under certain circumstances. In the event of a Non-Change of Control Termination or a Change-of-Control Termination, the covenant not to compete shall not apply and the term of the no-hire-away policy shall be limited to 6 months from the date of termination.

The Employment Agreement amends certain provisions relating to the vesting and exercisability of existing stock options. The principal change that the Employment Agreement makes to existing stock options is that, in the event of a Change in Control Termination, the vesting of all stock options—rather than of certain stock options—will be accelerated. A new stock option agreement will be prepared to reflect these changes.

No payments under the Employment Agreement shall be made to Mr. Lee at a time or in a form that would subject him to a penalty tax of Section 409A of the Internal Revenue Code (the “409A Tax”). If any payment would, because of its timing or form, subject Mr. Lee to the 409A Tax, such payment shall instead be paid at the earliest time that it could be paid without subjecting him to the 409A Tax, and shall be paid in a form that would not subject Mr. Lee to the 409A Tax (the “Deferred Amount”). The Company will place an amount in a “rabbi trust” with an independent trustee reasonably acceptable to Mr. Lee equal to the Deferred Amount plus the simple interest at the prime rate that will accrue thereon.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Second Amended and Restated Employment Agreement, effective as of October 31, 2006, dated December 21, 2006 between Pinnacle Entertainment, Inc. and Daniel R. Lee.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: December 28, 2006	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Second Amended and Restated Employment Agreement, effective as of October 31, 2006, dated December 21, 2006 between Pinnacle Entertainment, Inc. and Daniel R. Lee.